SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 13, 2004

                             Alpena Bancshares, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        United States                   0-31957                 38-3567362
-------------------------------     ---------------         --------------------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)

                  100 S. Second Avenue, Alpena, Michigan 49707
              -----------------------------------------------------
             (Address of principal executive offices, with zip code)


       Registrant's telephone number, including area code: (989) 356-9041


                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events

On May 21, 2004, First Federal of Northern Michigan (the "Bank"), a Federally chartered savings bank wholly owned by Alpena Bancshares, Inc. ("ABI"), a federally chartered holding company, acquired from North Country Bank and Trust, a Michigan state-chartered bank, two of North Country Bank and Trust's branches located at 6230 River Street, Alanson, Michigan and 625 North Williams Street, Mancelona, Michigan.

The transaction included the assumption of approximately $12.0 million in deposits and the purchase of approximately $11,000 in loans related to the two branches.

A press release issued by ABI on February 10, 2004 announcing the execution of the Purchase and Assumption Agreement is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  Financial Statements and Exhibits.


 (c) Exhibit 99.1 Press Release dated February 10, 2004.

                                             SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           ALPENA BANCSHARES, INC.


Dated:  May 21, 2004                  By:       /s/ Martin A. Thomson
                                               ---------------------------------
                                               Martin A. Thomson
                                               President and CEO

                                  EXHIBIT INDEX

Exhibit
Number           Description
-------          -----------

Exhibit 99.1 Press Release dated February 10, 2004.

Press Release



10 February, 2004


On  February  6, 2004,  First  Federal of  Northern  Michigan  (the  "Bank"),  a
Federally chartered savings bank wholly owned by Alpena Bancshares, Inc. ("ABI"), a federally chartered holding company, signed a definitive Purchase and Assumption Agreement ("Agreement") with North Country Bank and Trust, a Michigan state-chartered bank, to acquire two of North Country Bank and Trust's branches located at 6230 River Street, Alanson, Michigan and 625 North Williams Street, Mancelona, Michigan.

The transaction will include the assumption of approximately $13.0 million in deposits and the purchase of approximately $17,000 in loans related to the two branches.

The transaction, which is subject to regulatory approval, is expected to be completed in the second quarter of 2004.

Martin A Thomson, President and Chief Executive Officer of First Federal of Northern Michigan stated, "This transaction will contribute toward the growth of our Bank and enable us to broaden our customer base. When this transaction is complete, First Federal will have 10 full service branches serving Northern Lower Michigan."

"First Federal of Northern Michigan has a reputation of being a community bank that focuses on the needs of its customers," remarked Thomson. "This is an exciting opportunity to provide our new customers the wide range of products and services we offer, while also giving them the personalized attention of a community bank." Thomson added "We look forward to welcoming these new customers, communities and employees to our Bank."

First Federal of Northern Michigan currently operates 8 full service branches in the North Eastern Lower Peninsula of Michigan. At December 31, 2003, First Federal had assets of $224.6 million and $21.8 million of stockholders equity.